Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Keith A. Cline, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017 of La Quinta Holdings Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2018

/s/ Keith A. Cline
Keith A. Cline
President and Chief Executive Officer
(Principal Executive Officer)